Exhibit 99.1

Laird Superfood Reports Second Quarter 2025 Financial Results

Net Sales grew 20%. Gross Margin at 39.9%. Re-affirms 2025 full year guidance.

Boulder, Colorado – August 6, 2025 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the second quarter ended June 30, 2025.

Jason Vieth, Chief Executive Officer, commented, “I am very proud of our second quarter results and the efforts by our team, which delivered 20% net sales growth year-over-year and approximately 40% gross margin in a challenging consumer and economic environment. Our growth was once again driven by our Wholesale business, which grew year-over-year by nearly 50%, in alignment with our stated strategy to expand our Laird Superfood brand in that channel. Operationally, we continued to prove our agility in managing our supply chain. Even in the face of unprecedented tariff pressures, we were able to deliver gross margin results that are among the best in our industry. Going forward we will continue to invest into the growth of our brand and are thrilled to once again be among the fastest growing food companies in the public markets.”

Second Quarter 2025 Highlights

●	Net Sales of $12.0 million compared to $10.0 million in the corresponding prior year period and $11.7 million in the first quarter of 2025.

●	Wholesale sales increased by 47% year-over-year and contributed 48% of total Net Sales, primarily driven by distribution gains in grocery and club stores, while total trade spend remained nearly flat.

●	E-commerce sales increased by 2% year-over-year and contributed 52% of total Net Sales, driven by continued strong performance on Amazon.com.

●	Gross Margin was 39.9% compared to 41.8% in the corresponding prior year period, and 41.9% in the first quarter of 2025. Gross margin compression relative to the prior year period was primarily due to increased promotional trade spend, commodity cost inflation, and channel mix.

●	Net Loss was $0.4 million, or $0.03 per diluted share, compared to Net Loss of $0.2 million, or $0.02 per diluted share, in the corresponding prior year period and Net Loss of $0.2 million, or $0.02 per diluted share, in the first quarter of 2025. The increase in Net Loss relative to the prior year period was driven primarily by higher marketing investment, higher selling costs on top-line sales, and personnel costs related to stock-based compensation.

●	Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items (“adjusted EBITDA”), which is a non-GAAP financial measure, was $0.1 million, or $0.01 per diluted share, compared to ($0.1) million, or ($0.01) per diluted share, in the corresponding prior year period and $0.4 million, or $0.03 per diluted share, in the first quarter of 2025. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Year-to-Date 2025 Highlights

●	Net Sales of $23.6 million compared to $19.9 million in the corresponding prior year period.

●	Wholesale sales increased by 41% year-over-year and contributed 47% of total Net Sales, primarily driven by distribution gains in grocery and club stores, as well as velocity growth, partially offset by increased promotional spend.

●	E-commerce sales increased by 4% year-over-year and contributed 53% of total Net Sales, with significant improvements in media efficiency and strong performance on Amazon.com.

●	Gross Margin was relatively flat compared to the corresponding prior year period.

●	Net Loss was $0.5 million, or $0.05 per diluted share, compared to Net Loss of $1.3 million, or $0.13 per diluted share, in the corresponding prior year period. The improvement was driven by top-line sales growth, partially offset by higher selling costs on increased top line sales and personnel costs related to stock-based compensation.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was $0.5 million, or $0.04 per diluted share, compared to ($0.8) million, or ($0.08) per diluted share, in the corresponding prior year period. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Revenue Disaggregation

	Three Months Ended June 30,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$6,770,922	56%	$4,696,979	47%
Coffee, tea, and hot chocolate products	3,599,037	30%	2,503,529	25%
Hydration and beverage enhancing products	1,824,025	15%	2,309,600	23%
Snacks and other food items	1,412,979	12%	1,683,776	17%
Other	71,635	1%	91,909	1%
Gross sales	13,678,598	114%	11,285,793	113%
Shipping income	138,073	1%	120,402	1%
Discounts and promotional activity	(1,825,829)	(15)%	(1,402,541)	(14)%
Sales, net	$11,990,842	100%	$10,003,654	100%

	Three Months Ended June 30,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$6,237,344	52%	$6,098,327	61%
Wholesale	5,753,498	48%	3,905,327	39%
Sales, net	$11,990,842	100%	$10,003,654	100%

	Six Months Ended June 30,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$13,483,574	57%	$10,267,299	52%
Coffee, tea, and hot chocolate products	6,819,928	29%	4,678,794	23%
Hydration and beverage enhancing products	3,930,204	17%	4,334,872	22%
Snacks and other food items	2,843,707	12%	2,987,837	15%
Other	143,318	1%	213,921	1%
Gross sales	27,220,731	116%	22,482,723	113%
Shipping income	260,347	1%	231,830	1%
Discounts and promotional activity	(3,836,077)	(16)%	(2,801,961)	(14)%
Sales, net	$23,645,001	101%	$19,912,592	100%

	Six Months Ended June 30,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$12,450,460	53%	$11,966,664	60%
Wholesale	11,194,541	47%	7,945,928	40%
Sales, net	$23,645,001	100%	$19,912,592	100%

Balance Sheet and Cash Flow Highlights

We had $4.2 million of cash, cash equivalents, and restricted cash as of June 30, 2025, and no outstanding debt.

Cash used in operating activities was $4.1 million for the six months ended June 30, 2025, compared to cash provided by operating activities of $0.2 million in the same period in 2024. The increase in cash used relative to the corresponding prior year period was driven by strategic investments to bolster our inventory to meet high demand for our products and to address the out-of-stocks experienced at the end of 2024 and in Q1 2025, as well as to forward purchase raw materials to mitigate anticipated tariff costs. We intend to normalize cash usage in the upcoming quarters as we convert inventory into cash.

2025 Outlook

Management's strategy is to drive growth well in excess of the consumer goods and food industry averages:

●	Management re-affirms full year Net Sales growth guidance in the range of 20% to 25%, driven by robust performance in our retail outlets and club stores, where consumer demand and velocity remain healthy.
●	Gross Margin is re-affirmed to hold in the upper 30s, despite commodity inflation, tariffs, and other cost pressures.
●	On a GAAP basis, we expect to report a full-year Net Loss. Breakeven adjusted EBITDA.
●	Cash use of approximately $2 million for the full year to bolster inventory to support top line growth.

Laird Superfood has not provided a reconciliation between its forecasted adjusted EBITDA and net loss, its most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for stock-based compensation, due to volatility in our stock price, and state and local income taxes, among other items. These items may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s anticipated cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "outlook," "plans," "potential," predicts," "projects," "seeks," "should," "will," "would", or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; (17) the growth rates of the markets in which we compete, and (18) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Sales, net	$11,990,842	$10,003,654	$23,645,001	$19,912,592
Cost of goods sold	(7,209,839)	(5,826,373)	(13,982,458)	(11,771,210)
Gross profit	4,781,003	4,177,281	9,662,543	8,141,382
General and administrative
Salaries, wages, and benefits	1,185,639	975,809	2,343,794	1,898,216
Other general and administrative	1,017,124	1,172,363	2,102,733	2,407,704
Total general and administrative expenses	2,202,763	2,148,172	4,446,527	4,305,920
Sales and marketing
Marketing and advertising	1,825,266	1,383,425	3,556,302	3,436,683
Selling	1,074,467	920,739	2,130,037	1,699,895
Related party marketing agreements	77,984	63,566	147,173	126,067
Total sales and marketing expenses	2,977,717	2,367,730	5,833,512	5,262,645
Total operating expenses	5,180,480	4,515,902	10,280,039	9,568,565
Operating loss	(399,477)	(338,621)	(617,496)	(1,427,183)
Other income	45,561	103,069	120,009	214,066
Loss before income taxes	(353,916)	(235,552)	(497,487)	(1,213,117)
Income tax expense	(8,262)	(3,524)	(20,873)	(42,481)
Net loss	$(362,178)	$(239,076)	$(518,360)	$(1,255,598)
Net loss per share:
Basic and diluted	$(0.03)	$(0.02)	$(0.05)	$(0.13)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,517,528	9,833,001	10,431,987	9,617,800

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(518,360)	$(1,255,598)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	125,897	138,579
Stock-based compensation	996,986	533,273
Provision for inventory obsolescence	401,938	187,901
Other operating activities, net	58,296	103,034
Changes in operating assets and liabilities:
Accounts receivable	(1,000,807)	(173,219)
Inventory	(5,453,877)	(263,719)
Prepaid expenses and other current assets	460,631	149,152
Operating lease liability	(52,984)	(64,812)
Accounts payable	588,835	294,590
Accrued expenses	268,079	544,754
Related party liabilities	23,000	26,479
Net cash from operating activities	(4,102,366)	220,414
Cash flows from investing activities	(80,638)	(13,462)
Cash flows from financing activities	(146,373)	(86,066)
Net change in cash and cash equivalents	(4,329,377)	120,886
Cash, cash equivalents, and restricted cash, beginning of period	8,514,152	7,706,806
Cash, cash equivalents, and restricted cash, end of period	$4,184,775	$7,827,692
Supplemental disclosures of non-cash financing activities
Taxes withheld to cover net issuances of incentive stock awards included in accrued expenses	$155,178	$—

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents, and restricted cash	$4,184,775	$8,514,152
Accounts receivable, net	2,751,541	1,762,911
Inventory	11,027,615	5,975,676
Prepaid expenses and other current assets	1,253,258	1,713,889
Total current assets	19,217,189	17,966,628
Noncurrent assets
Property and equipment, net	93,233	58,447
Intangible assets, net	816,078	896,123
Related party license agreements	132,100	132,100
Right-of-use assets	168,136	205,703
Total noncurrent assets	1,209,547	1,292,373
Total assets	$20,426,736	$19,259,001
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,726,595	$2,137,760
Accrued expenses	4,066,255	3,642,998
Related party liabilities	57,947	34,947
Lease liabilities, current portion	107,555	105,966
Total current liabilities	6,958,352	5,921,671
Lease liabilities	94,443	140,464
Total liabilities	7,052,795	6,062,135
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at June 30, 2025 and December 31, 2024; 11,020,792 and 10,644,461 issued and outstanding at June 30, 2025, respectively; and 10,668,705 and 10,292,374 issued and outstanding at December 31, 2024, respectively.	10,644	10,292
Additional paid-in capital	121,999,967	121,304,884
Accumulated deficit	(108,636,670)	(108,118,310)
Total stockholders’ equity	13,373,941	13,196,866
Total liabilities and stockholders’ equity	$20,426,736	$19,259,001

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report Adjusted EBITDA and Adjusted EBITDA per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) loss, (2) income tax (benefit) expense, (3) depreciation and amortization expenses, (4) stock-based compensation, and (5) expenses and recoveries related to a product quality issue. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(362,178)	$(239,076)	$(518,360)	$(1,255,598)
Adjusted for:
Depreciation and amortization	59,376	67,144	125,897	138,579
Stock-based compensation	488,576	253,708	996,986	533,273
Income tax expense	8,262	3,524	20,873	42,481
Interest expense and other (income) expense, net	(45,561)	(103,069)	(120,009)	(214,066)
Product quality issue (a)	—	(74,019)	—	(35,213)
Adjusted EBITDA	$148,475	$(91,788)	$505,387	$(790,544)
Net loss per share, diluted:	$(0.03)	$(0.02)	$(0.05)	$(0.13)
Adjusted EBITDA per share, diluted:	$0.01	$(0.01)	$0.04	$(0.08)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	10,517,528	9,833,001	10,431,987	9,617,800
Dilutive securities	1,341,855	—	1,428,456	—
Weighted-average shares of common stock outstanding used in computing adjusted EBITDA per share of common stock, diluted	11,859,383	9,833,001	11,860,443	9,617,800

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.